UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2017 (June 28, 2017)

HCA HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Park Plaza, Nashville,
Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment and Restatement of Cash Flow Credit Agreement

On June 28, 2017, HCA Inc. (the “Company”), a direct wholly-owned subsidiary of HCA Healthcare, Inc., entered into a Restatement Agreement (the “Cash Flow Restatement Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of November 17, 2006, as amended and restated as of May 4, 2011 and as further amended and restated as of February 26, 2014 and as further supplemented as of June 10, 2015, March 18, 2016, August 15, 2016, February 15, 2017 and March 20, 2017 (the “Cash Flow Credit Agreement”).

The Cash Flow Restatement Agreement, among other things, (i) extends the maturity date of the revolving credit commitments made pursuant to the Company’s $2.0 billion senior secured revolving credit facility to June 28, 2022 and (ii) amends the incremental facility provisions to permit the incurrence of additional incremental credit facilities in an aggregate principal amount of $1.5 billion, when taken together with incremental credit facilities incurred under the ABL Credit Agreement (as defined below). The interest margins and fees for all loans, and maturity date with respect to the term loans under the Cash Flow Credit Agreement, remain unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cash Flow Restatement Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Amendment and Restatement of ABL Credit Agreement

On June 28, 2017, the Company entered into a Restatement Agreement (the “ABL Restatement Agreement”), by and among the Company, certain subsidiary borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of September 30, 2011, as amended and restated as of March 7, 2014 (the “ABL Credit Agreement”).

The ABL Restatement Agreement, among other things, (i) increases the commitments to make loans pursuant to the Company’s senior secured asset based revolving credit facility (the “ABL Facility”) from $3.25 billion to $3.75 billion, (ii) extends the maturity date of the revolving credit commitments made pursuant to the ABL Facility to June 28, 2022, (iii) amends the incremental facility provisions to permit the incurrence of additional incremental credit facilities in an aggregate principal amount of $1.5 billion, when taken together with incremental credit facilities incurred under the Cash Flow Credit Agreement and (iv) provides that the commitment fee for unutilized commitments under the ABL Facility shall be 0.250% per annum. The interest margins with respect to the loans incurred under the ABL Credit Agreement remain unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the ABL Restatement Agreement, a copy of which is filed as Exhibit 4.2 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Restatement Agreement dated as of June 28, 2017, by and among HCA Inc., as borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

4.2	Restatement Agreement dated as of June 28, 2017, by and among HCA Inc., as borrower, the subsidiary borrowers party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC. (Registrant)

By:	/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary

Date: June 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restatement Agreement dated as of June 28, 2017, by and among HCA Inc., as borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

4.2	Restatement Agreement dated as of June 28, 2017, by and among HCA Inc., as borrower, the subsidiary borrowers party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.